Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of this             day of                     , 2012 by and among Independence Realty Securities, LLC, a Delaware limited liability company (the “Dealer Manager”), Independence Mortgage Trust, Inc., a Maryland corporation (the “Company”), and UMB Bank, N.A., as escrow agent, a national banking association organized and existing under the laws of the United States of America (the “Escrow Agent”).

RECITALS

WHEREAS, the Company proposes to offer and sell shares of common stock (“Shares”), on a best-efforts basis, for a minimum amount equal to at least $2.0 million and a maximum amount equal to $1.5 billion of gross offering proceeds (excluding any Shares offered and sold pursuant to the Company’s distribution reinvestment program), at an initial purchase price of $10.00 per share, subject to certain discounts (the “Offering”) to investors pursuant to the Company’s Registration Statement on Form S-11, as amended from time to time (the “Offering Document”).

WHEREAS, the Dealer Manager has been engaged by the Company to offer and sell the Shares on a best efforts basis through a network of participating broker-dealers (the “Dealers”).

WHEREAS, the Company has agreed that the subscription price paid by subscribers for Shares will be refunded to such subscribers if at least $2.0 million of gross offering proceeds has not been raised from all subscribers, excluding subscriptions from Pennsylvania Subscribers (defined below) and Tennessee Subscribers (defined below) (the “Minimum Offering”) by the date which is one year from the date the Offering Document is declared effective by the U.S. Securities and Exchange Commission (the “SEC”), subject to the minimum offering requirements imposed by certain states (the “Termination Date”).

WHEREAS, the Dealer Manager and the Company desire to establish an escrow account as further described herein, in which funds received from subscribers will be deposited (the “Escrow Account”), and the Company desires that Escrow Agent act as escrow agent to the Escrow Account and Escrow Agent is willing to act in such capacity.

WHEREAS, funds received from residents of the State of Pennsylvania (the “Pennsylvania Subscribers”) will remain in the Escrow Account until the conditions of Section 3 have been satisfied and funds received from residents of the State of Tennessee (the “Tennessee Subscribers”) will remain in the Escrow Account until the conditions of Section 4 have been satisfied.

WHEREAS, the Escrow Agent has engaged DST Systems, Inc. (the “Processing Agent”) to receive, examine for “good order” and facilitate subscriptions into the Escrow Account as further described herein and to act as record keeper, maintaining on behalf of the Escrow Agent the ownership records for the Escrow Account. In so acting, the Processing Agent shall be acting solely in the capacity of agent for the Escrow Agent and not in any capacity on behalf of the Company or the Dealer Manager, nor shall the Processing Agent have any interest other than that provided in this Agreement in assets in Processing Agent’s possession as the agent of the Escrow Agent.

WHEREAS, in order to subscribe for Shares during the Escrow Period (as defined below), a subscriber must deliver the full amount of its subscription: (i) by check, draft or money order made payable to the order of “UMB Bank, N.A., as Escrow Agent for Independence Mortgage Trust” in U.S. dollars or (ii) by draft, wire transfer of immediately available funds or Automated ClearingHouse (ACH) in U.S. dollars.

AGREEMENT

NOW, THEREFORE, the Dealer Manager, the Company and Escrow Agent agree to the terms of this Agreement as follows:

1. Establishment of Escrow Account; Escrow Period. The Company hereby appoints the Escrow Agent for purposes of holding the proceeds from subscriptions for Shares on the terms and conditions set forth herein. On or prior to the commencement of the offering of Shares pursuant to the Offering Document, the Company shall establish the Escrow Account with the Escrow Agent, which shall be entitled “UMB Bank, N.A., as Escrow Agent for Independence Mortgage Trust.” This Agreement shall be effective on the date on which the Offering Document is declared effective by the SEC. The escrow period shall commence upon the effectiveness of this Agreement and shall continue until the earlier of (i) the date upon which the Escrow Agent receives confirmation from the Company that the Company has raised the Pennsylvania Minimum (as defined below), (ii) the Termination Date, or (iii) the termination of the Offering by the Company prior to the receipt of the Minimum Offering (the period from the effectiveness of this Agreement to the earlier of any of the foregoing is referred to as the “Escrow Period”).

2. Operation of the Escrow.

(a) Deposits in the Escrow Account. During the Escrow Period, persons subscribing to purchase Shares will be instructed to make checks, drafts, wires, Automated Clearing House (ACH) or money orders (“Instruments of Payment”) for subscriptions payable to the order of “UMB Bank, N.A., as Escrow Agent for Independence Mortgage Trust” Completed subscription agreements and Instruments of Payment for the purchase price shall be remitted to the address designated for the receipt of such agreements and Instruments of Payment. Any Instruments of Payment made payable to a party other than the Escrow Agent shall be returned to the Dealer Manager or the Dealer who submitted such Instrument of Payment. When the Dealer’s internal supervisory procedures are conducted at the site at which the Instruments of Payment and the Subscription Materials (as defined below) are initially received by the Dealer, by the end of the next business day after receipt of any Instruments of Payment and Subscription Materials, the Dealer will send to the Escrow Agent such Instruments of Payment along with each Subscriber’s name, address, executed IRS Form W-9, number of Shares purchased and purchase price remitted and any other subscription documentation (the “Subscription Materials”). When the Dealer’s internal supervisory procedures are conducted at a different location (the “Final Review Office”), the Dealer shall transmit the Instruments of Payment and the Subscription Materials to the Final Review Office by the end of the next business day after receipt of any Instruments of Payment and Subscription Materials; the Final Review Office will, by the end of the next business day following its receipt of the Instruments of Payment and the Subscription Materials, forward the Instruments of Payment and the Subscription Materials to the Escrow Agent. To the extent that subscription agreements and payments are remitted by the Processing Agent, the Company, the Dealer Manager or a Dealer, the Processing Agent, the Company, the Dealer Manager or a Dealer, as applicable, will furnish to the Escrow Agent a list detailing information regarding such subscriptions as set forth in Exhibit B. The Processing Agent will promptly deliver all monies received in good order from subscribers (or from the Company, the Dealer Manager or Dealers transmitting monies and subscriptions from subscribers) for the payment of Shares to the Escrow Agent for deposit in the Escrow Account. Deposits shall be held in the Escrow Account until such funds are disbursed in accordance with Section 2, 3 or 4, as applicable. Prior to disbursement of the funds deposited in the Escrow Account, such funds shall not be subject to claims by creditors of the Company or any of its affiliates. If any of the instruments of payment are returned to the Escrow Agent for nonpayment prior to receipt of the Break Escrow Certificate (as defined below), the Escrow Agent shall promptly notify the Processing Agent and the Company in writing via mail, email or facsimile of such nonpayment, and the Escrow Agent is authorized to debit the Escrow Account, as applicable, in the amount of such returned payment as well as any interest earned on the amount of such payment and the Processing Agent shall delete the appropriate account from the records maintained by the Processing Agent. The Processing Agent will maintain a written account of each sale, which account shall set forth, among other things, the following information: (i) the subscriber’s name and address, (ii) the number of Shares purchased by such subscriber, and (iii) the amount paid by such subscriber for such Shares. During the Escrow Period, neither the Company nor the Dealer Manager will be entitled to any funds received into the Escrow Account.

(b) Distribution of the Escrowed Funds. If at any time on or prior to the Termination Date, the Minimum Offering has been raised, the Escrow Agent shall notify the Company and the Dealer Manager. The funds in the Escrow Account shall remain in the Escrow Account until the Escrow Agent receives the Break Escrow Certificate from the Company. Thereafter, the Company shall instruct the Escrow Agent to deliver the amount of such escrowed funds as the Company shall direct (other than any funds received from Pennsylvania Subscribers and Tennessee Subscribers, which cannot be released until the conditions of Section 3 and Section 4, respectively, have been met); provided, however, that the Escrow Agent shall not disburse those funds of a subscriber whose subscription has been rejected or rescinded of which the Escrow Agent has been notified by the Company, or otherwise in accordance with the Company’s written request. An officer’s certificate from an officer of the Company to the Escrow Agent stating that the Minimum Offering has been timely raised shall constitute sufficient evidence for the purpose of this Agreement that such event has occurred (the “Break Escrow Certificate”). The Break Escrow Certificate shall indicate (i) the date on which the Minimum Offering was raised and (ii) the actual total number of Shares sold as of such date.

(c) If the Escrow Agent has not received a Break Escrow Certificate on or prior to the Termination Date, the Processing Agent shall provide the Escrow Agent the information needed to return the amount of the funds in the Escrow Account, together with any interest thereon and without deduction for penalty or expense, to each respective subscriber, and the Escrow Agent shall promptly create and dispatch checks and wires drawn on the Escrow Account to return the amount of the funds in the Escrow Account, together with any interest thereon, without deduction for penalty or expense, to the respective subscribers, and the Escrow Agent shall notify the Company and the Dealer Manager of its distribution of the funds. The subscription payments returned to each subscriber (including those, if any, returned to Pennsylvania Subscribers pursuant to Section 3 or Tennessee Subscribers pursuant to Section 4) shall be free and clear of any and all claims of the Company or any of its creditors.

(d) After the satisfaction of the provisions of Sections 2, 3 or 4 with respect to the disbursement of funds, in the event that the Company receives subscriptions made payable to the Escrow Agent, subscription proceeds may continue to be received in the Escrow Account, but to the extent that the process shall not be subject to escrow due to the Company reaching the Minimum Offering, the Pennsylvania Minimum (as defined below) or the Tennessee Minimum (as defined below), as the case may be, the proceeds are not subject to this Agreement, and at the instruction of the Company to the Escrow Agent, shall be transferred from the Escrow Account or deposited into, as the case may be, a commercial deposit account in the name of the Company with the Processing Agent (the “Deposit Account”) that has been previously established by the Company, unless otherwise directed by the Company. No provisions of this Agreement shall apply to the Deposit Account.

3. Distribution of the Funds from Pennsylvania Subscribers.

(a) Notwithstanding anything to the contrary herein, funds maintained in the Escrow Account for the Pennsylvania Subscribers may only be disbursed in compliance with the provisions of this Section 3. The Escrow Agent shall continue to deposit funds received from the Pennsylvania Subscribers into the Escrow Account until such time as the Company notifies the Escrow Agent in writing that total subscriptions from all jurisdictions (including amounts in the Escrow Account previously disbursed as directed by the Company and the amounts then held in the Escrow Account) equal or exceed $75,000,000 (the “Pennsylvania Minimum), whereupon the Escrow Agent shall disburse to the Company, at the Company’s request, all of the funds in the Escrow Account for Pennsylvania Subscribers. However, the Escrow Agent shall not disburse to the Company those funds of a subscriber whose subscription has been rejected or rescinded of which the Escrow Agent has been notified by the Company, or otherwise in accordance with the Company’s written request.

(b) If the Company has not received total subscriptions of at least the Pennsylvania Minimum within 120 days after the date that the Company first accepts a subscription payment from a Pennsylvania Subscriber (the “Initial Escrow Period”), the Company shall, within 10 calendar days of the end of the Initial Escrow Period, deliver to each Pennsylvania Subscriber, by certified mail or any other means whereby receipt of delivery is obtained, written notice of the right of Pennsylvania Subscribers to have their investment returned to them, substantially in the form of Exhibit C. If, pursuant to such notice, a Pennsylvania Subscriber requests the return of his or her subscription funds within 10 calendar days after receipt of the notice (the “Request Period”), the Escrow Agent shall promptly (and in any case within 15 calendar days) refund, with a pro rata share of any interest earned thereon and without deduction for penalty or expense, directly to each Pennsylvania Subscriber the funds deposited in the Escrow Account on behalf of the Pennsylvania Subscriber.

(c) The funds of Pennsylvania Subscribers who do not request the return of their funds within the Request Period shall remain in the Escrow Account for successive 120-day escrow periods (each a “Successive Escrow Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and the Escrow Agent shall follow the notification and payment procedure set forth in Section 3(b) with respect to the Initial Escrow Period for each Successive Escrow Period, until the occurrence of the earliest of (i) the termination of the Offering, (ii) the receipt and acceptance by the Company of total subscriptions that equal or exceed the Pennsylvania Minimum and the disbursement of the funds held in the Escrow Account on the terms specified in this Section 3, or (iii) all funds held in the Escrow Account for Pennsylvania Subscribers having been returned to the Pennsylvania Subscribers in accordance with the provisions of Section 3(d).

(d) If the Company has not received the Pennsylvania Minimum within one calendar year of the date the Minimum Offering is raised, all of the funds in the Escrow Account from Pennsylvania Subscribers will be promptly returned in full to the respective Pennsylvania Subscribers, together with their pro rata share of any interest earned thereon and without deduction for any escrow expenses, pursuant to instructions made by the Company, upon which the Escrow Agent may conclusively rely.

4. Distribution of the Funds from the Tennessee Subscribers.

(a) Notwithstanding anything to the contrary herein, funds maintained in the Escrow Account for the Tennessee Subscribers may only be disbursed in compliance with the provisions of this Section 4. The Escrow Agent shall continue to deposit funds received from the Tennessee Subscribers into the Escrow Account until such time as the Company notifies the Escrow Agent in writing that total subscriptions from all jurisdictions (including amounts in the Escrow Account previously disbursed as directed by the Company and the amounts then held in the Escrow Account) equal or exceed $20,000,000 (the “Tennessee Minimum”), whereupon the Escrow Agent shall disburse to the Company, at the Company’s request, all of the funds in the Escrow Account from Tennessee Subscribers. However, the Escrow Agent shall not disburse to the Company those funds of a subscriber whose subscription has been rejected or rescinded of which the Escrow Agent has been notified by the Company, or otherwise in accordance with the Company’s written request.

(b) If the Company has not received the Tennessee Minimum within one calendar year of the date the Minimum Offering is raised, all of the funds in the Escrow Account for Tennessee Subscribers will be promptly returned in full to the respective Tennessee Subscribers, together with their pro rata share of any interest earned thereon and without deduction for any escrow expenses, pursuant to instructions made by the Company, upon which the Escrow Agent may conclusively rely.

5. Escrowed Funds. Upon receipt of funds from subscribers for Shares pursuant to the Offering, the Escrow Agent shall hold such funds in escrow pursuant to the terms of this Agreement. All such funds held in the Escrow Account shall be invested, as directed in writing by the Company in bank money market accounts that are registered with the SEC meeting the requirements of Rule 2a-7 under the Investment Company Act of 1940, as amended. Notwithstanding anything herein to the contrary, funds in the Escrow Account may only be invested in

“Short Term Investments” in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. The Escrow Agent shall be entitled to sell or redeem any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption. The Company hereby directs the funds held in the Escrow Account to be invested in a bank money market account titled UMB Money Market Special.

Interest, if any, resulting from the investment of the funds received from subscribers for Shares pursuant to the Offering shall be distributed to subscribers on a pro rata basis in accordance with the procedures herein for disbursing funds to subscribers.

The Escrow Agent shall provide to the Company monthly statements (or more frequently as reasonably requested by the Company) on the account balance in the Escrow Account and the activities in the account since the last report. Such periodic statements shall identify the account balance, and the activities since the last report.

6. Duties of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent is not a party to, or bound by, any other agreement among the other parties hereto, and the Escrow Agent’s duties shall be determined solely by reference to this Agreement. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any other party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.

7. Liability of the Escrow Agent and the Processing Agent; Indemnification. The Escrow Agent acts hereunder as a depository only. The Escrow Agent is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of this Agreement or with respect to the form of execution of the same. Each of the Escrow Agent and the Processing Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent or the Processing Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent or the Processing Agent to be genuine and to be signed or presented by the proper person(s). Each of the Escrow Agent and the Processing Agent shall not be held liable for any error in judgment made in good faith by an officer or employee of either unless it shall be proved that the Escrow Agent or the Processing Agent, as appropriate, was grossly negligent or reckless in ascertaining the pertinent facts or acted intentionally in bad faith. The Escrow Agent shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

Either of the Escrow Agent and the Processing Agent may consult legal counsel and shall exercise reasonable care in the selection of such counsel, in the event of any dispute or question as to the construction of any provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the reasonable opinion or instructions of such counsel. Each of the Escrow Agent and the Processing Agent shall not be responsible, may conclusively rely upon and shall be protected, indemnified and held harmless by the Company, for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Escrow Agent or the Processing Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document, property or this Agreement.

In the event that either the Escrow Agent or the Processing Agent shall become involved in any arbitration or litigation relating to the funds received from subscribers of Shares pursuant to the Offering, each is authorized to comply with any decision reached through such arbitration or litigation.

The Company hereby agrees to indemnify each of the Escrow Agent and the Processing Agent for, and to hold each of them harmless against, any loss, liability or expense incurred in connection herewith, including without limitation reasonable and documented legal or other fees arising out of or in connection with entering into this Agreement and carrying out its duties hereunder, including without limitation the costs and expenses of defending itself against any claim of liability in the premises or any action for interpleader; provided, however, that neither the Escrow Agent nor the Processing Agent shall be indemnified against any loss, liability or expense arising out of its own gross negligence, recklessness or willful misconduct. Neither the Escrow Agent, nor the Processing Agent, shall be under any obligation to institute or defend any action, suit, or legal proceeding in connection herewith, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing, except that neither shall be indemnified against any loss, liability or expense arising out of its own gross negligence, recklessness or willful misconduct. Such indemnity shall survive the termination or discharge of this Agreement or resignation of the Escrow Agent.

8. The Escrow Agent’s Fee. Escrow Agent shall be entitled to fees and expenses for its regular services as escrow agent as set forth in Exhibit A. All of the Escrow Agent’s compensation, costs and expenses shall be paid by the Company.

9. Security Interests. No party to this Agreement shall grant a security interest in any monies or other property deposited with the Escrow Agent under this Agreement, or otherwise create a lien, encumbrance or other claim against such monies or borrow against the same.

10. Dispute. In the event of any disagreement between the parties to this Agreement or the person or persons named in the instructions contained in this Agreement, or any other person, resulting in adverse claims and demands being made in connection with or for any papers, money or property involved herein, or affected hereby, the Escrow Agent shall be entitled to refuse to comply with any demand or claim, as long as such disagreement shall continue, and in so refusing to make any delivery or other disposition of any money, papers or property involved or affected hereby, the Escrow Agent shall not be or become liable to the undersigned or to any person named in such instructions for its refusal to comply with such conflicting or adverse demands, and the Escrow Agent shall be entitled to refuse and refrain to act until: (a) the rights of the adverse claimants shall have been fully and finally adjudicated in a court of competent jurisdiction assuming and having jurisdiction of the parties and money, papers and property involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing, signed by all the interested parties.

11. Resignation or Removal of Escrow Agent. Escrow Agent may resign, at any time, for any reason, by written notice of its resignation to the Company and the Dealer Manager at their respective addresses as set forth herein, at least 60 days before the date specified in such notice for such resignation to take effect. The Escrow Agent may be removed by the Company and the Dealer Manager at any time, by joint written notice executed by both the Company and the Dealer Manager, delivered at least 60 days before the date specified in such notice for the removal to take effect. In the event of the Escrow Agent’s resignation or removal:

(a) A successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the mutual agreement of the Company and the Dealer Manager. Any such successor escrow agent shall deliver to the Company and the Dealer Manager a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Escrow Account and all other payments and property then held by the Escrow Agent hereunder from the Escrow Agent. The Escrow Agent shall promptly deliver the Escrow Account and all other payments and property then held by the Escrow Agent hereunder, including interest thereon, to the successor escrow agent, whereupon the Escrow Agent’s obligations hereunder shall cease and terminate.

(b) If no such successor escrow agent has been designated by the effective date of the Escrow Agent’s resignation or removal, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate, and the Escrow Agent’s sole responsibility thereafter shall be to keep all property then held by it and to deliver the same to a person designated in writing by the Company or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

(c) Further, if no successor escrow agent has been designated by the effective date of the Escrow Agent’s resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent; further the Escrow Agent may pay into such court all monies and property deposited with Escrow Agent under this Agreement.

Notwithstanding anything herein to the contrary, the resignation or removal of the Escrow Agent will not deprive the Escrow Agent of its rights to receive any compensation earned pursuant to the terms of this Agreement prior to the effective date of such resignation or removal.

12. Notices.

(a) All notices, demands and requests required or permitted to be given under the provisions hereof must be in writing and shall be deemed to have been sufficiently given, upon receipt, if (i) personally delivered, (ii) sent by telecopy and confirmed by phone or (iii) mailed by registered or certified mail, with return receipt requested, delivered to the addresses set forth below, or to such other address as a party shall have designated by notice in writing to the other parties in the manner provided by this paragraph:

(1) If to Company:	Independence Mortgage Trust, Inc.
Cira Centre
2929 Arch St., 17th Floor
Philadelphia, Pennsylvania 19104
Facsimile No.: (215) 405-2945
Attention: Raphael Licht

(2) If to the Escrow Agent:	UMB Bank, N.A.
1010 Grand Blvd., 4th Floor
Mail Stop: 1020409
Kansas City, Missouri 64106
Attention: Lara Stevens,
Corporate Trust
Telephone: (816) 860-3017
Facsimile: (816) 860-3029

Checks Payable Information:
UMB Bank, as Escrow Agent for Independence Mortgage Trust
Attention: Lara Stevens, Corporate Trust 1010 Grand Boulevard, 4th Floor M/S 1020409 Kansas City, Missouri 64106

(3) If to Dealer Manager:	Independence Realty Securities, LLC
IDS Center, 80 S. 8th Street, Suite 4610 Minneapolis, Minnesota 55402
Facsimile No.: 651.305.6637
Attention: R. Martel Day

(b) All drafts, wires or Automated ClearingHouse (ACH) payments required or permitted to be transmitted under the provisions hereof shall be transmitted to the Company or the Escrow Agent, as appropriate, to the account set forth on Schedule I, or such other account as a party shall have designated by notice in writing to the other parties in the manner provided in Section 12(a).

13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of law that would apply the laws of another jurisdiction.

14. Binding Effect; Benefit. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.

15. Modification. This Agreement may be amended, modified or terminated at any time by a writing executed by the Dealer Manager, the Company and the Escrow Agent.

16. Assignability. This Agreement shall not be assigned by the Escrow Agent without the Company’s prior written consent.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

18. Headings. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way, the meaning or interpretation of this Agreement.

19. Severability. This Agreement constitutes the entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No failure or delay of the Escrow Agent in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

20. Earnings Allocation; Tax Matters; Patriot Act Compliance; OFAC Search Duties. The Company or its agent shall be responsible for all tax reporting under this Agreement. The Company shall provide to Escrow Agent upon the execution of this Agreement any documentation requested and any information reasonably requested by the Escrow Agent to comply with the USA Patriot Act of 2001, as amended from time to time. The Escrow Agent, or its agent, shall complete an OFAC search, in compliance with its policy and procedures, of each subscription check and shall inform the Company if a subscription check fails the OFAC search. The Dealer Manager shall provide a copy of each subscription check in order that the Escrow Agent, or its agent, may perform such OFAC search.

21. Miscellaneous. This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted and shall be construed as if all parties had jointly prepared this Agreement and it shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all of the parties hereto participated equally in the drafting hereof; and any uncertainty or ambiguity shall not be interpreted against any one party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

22. Third Party Beneficiaries. The Processing Agent shall be a third party beneficiary under this Agreement, entitled to enforce any rights, duties or obligations owed to it under this Agreement notwithstanding the terms of any other agreements between the Processing Agent and any party hereto.

23. Termination of the Escrow Agreement. This Agreement, except for Sections 7 and 11 hereof, which shall continue in effect, shall terminate upon written notice from the Company to the Escrow Agent. Unless otherwise provided, final termination of this Agreement shall occur on the date that all funds held in the Escrow Account are distributed either (a) to the Company or to subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account or (b) to a successor escrow agent upon written instructions from the Company.

24. Relationship of Parties. Both of the Dealer Manager and the Company are unaffiliated with the Escrow Agent, and this Agreement does not create any partnership or joint venture among any of the parties hereto. Subscriptions made by the Company, Dealer Manager, the Dealers or any of their affiliated persons shall be counted toward reaching the Minimum Offering.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the date first written hereinabove:

DEALER MANAGER:

INDEPENDENCE REALTY SECURITIES, LLC

By:
Name:	R. Martel Day
Title:	President

COMPANY:

INDEPENDENCE MORTGAGE TRUST, INC.

By:
Name:	Raphael Licht
Title:	President

ESCROW AGENT:

UMB BANK, N.A.

By:
Name:
Title:

EXHIBIT A

ESCROW FEES AND EXPENSES

Acceptance Fee
Review escrow agreement, establish account	$3,000
DST Agency Engagement	$250

Annual Fees
Annual Escrow Agent	$2,500

Transactional Fees
Outgoing Wire Transfer	$15 each
Daily Recon File to Processing Agent	$2.50 per Bus Day
Web Exchange Access	$15 per month
Overnight Delivery/Mailings	$16.50 each
IRS Tax Reporting	$10 per 1099

Fees specified are for the regular, routine services contemplated by the Escrow Agreement, and any additional or extraordinary services, including, but not limited to disbursements involving a dispute or arbitration, or administration while a dispute, controversy or adverse claim is in existence, will be charged based upon time required at the then standard hourly rate. In addition to the specified fees, all expenses related to the administration of the Escrow Agreement (other than normal overhead expenses of the regular staff) such as, but not limited to, travel, postage, shipping, courier, telephone, facsimile, supplies, legal fees, accounting fees, etc., will be reimbursable.

Acceptance fee will be payable at the initiation of the escrow. Thereafter, the Annual fee and Transactional fees, if any, will be billed quarterly in arrears. Other fees and expenses will be billed as incurred.

EXHIBIT B

Form of Subscriber List

Pursuant to the Escrow Agreement dated as of                     , 201    , by and among Independence Mortgage Trust, Inc. (the “Company”), UMB Bank, N.A., as escrow agent (the “Escrow Agent”), and Independence Realty Securities, LLC (the “Dealer Manager”), the undersigned hereby notifies the Escrow Agent that, as of the date set forth below, the following Subscribers have submitted subscription funds for the purchase of shares of common stock of the Company (the “Shares”), and such subscription funds have been deposited with Escrow Agent in accordance with the Escrow Agreement:

1.	Name of Subscriber
Address
Tax Identification Number
Number of Shares subscribed for
Amount of money paid and deposited with Escrow Agent
Is Subscriber a resident of Pennsylvania (Yes or No)?

2.	Name of Subscriber
Address
Tax Identification Number
Number of Shares subscribed for
Amount of money paid and deposited with Escrow Agent
Is Subscriber a resident of Pennsylvania (Yes or No)?

3.	Name of Subscriber
Address
Tax Identification Number
Number of Shares subscribed for
Amount of money paid and deposited with Escrow Agent
Is Subscriber a resident of Pennsylvania (Yes or No)?

By:
Name:
Title:
Date:	,20

EXHIBIT C

Form of Notice to Pennsylvania Subscribers

You have tendered a subscription to purchase shares of common stock of Independence Mortgage Trust, Inc. (the “Company”). Your subscription is currently being held in escrow. The guidelines of the Pennsylvania Securities Commission do not permit the Company to accept subscriptions from Pennsylvania residents until an aggregate of $75,000,000 of gross offering proceeds from subscribers that are not directors or officers of the Company and are not affiliated with the Company or the Company’s external advisor have been received by the Company. The Pennsylvania guidelines provide that until this minimum amount of offering proceeds is received by the Company, every 120 days during the offering period Pennsylvania subscribers may request that their subscription be returned. If you wish to continue your subscription in escrow until the Pennsylvania minimum subscription amount is received, nothing further is required.

If you wish to terminate your subscription for the Company’s common stock and have your subscription returned please so indicate below, sign, date, and return to the Escrow Agent, UMB Bank, N.A.

I hereby terminate my prior subscription to purchase shares of common stock of Independence Realty Trust, Inc. and request the return of my subscription funds. I certify to Independence Mortgage Trust, Inc. that I am a resident of Pennsylvania.

Signature:

Name:
(please print)

Date:

Please send the subscription refund to:

SCHEDULE I

Wire Instructions

If to the Company:

Independence Mortgage Trust, Inc.

ABA Routing Number:

Account Number:

Account Name: Independence Mortgage Trust

If to the Escrow Agent:

UMB Bank, N.A.

ABA Routing Number: 101000695

Account Number:

Account Name: UMB Bank, N.A., as Escrow Agent for Independence Mortgage Trust